EXHIBIT 99
                 AGREEMENT REGARDING PURCHASE PRICE ADJUSTMENTS

         THIS AGREEMENT REGARDING PURCHASE PRICE ADJUSTMENTS ("AGREEMENT") is entered into this 24th day of September 1998 by and among Edac Technologies Corporation, a Wisconsin corporation ("EDAC"); Apex Machine Tool Company, Inc., a Connecticut corporation and a wholly owned subsidiary of Edac which was formerly known as Apex Acquisition Corporation ("BUYER"); the Biondi Tool Company, Inc., a Connecticut corporation which was formerly known as Apex Machine Tool Company, Inc. ("SELLER"); and Gerald S. Biondi, James G. Biondi and Michael Biondi (collectively, the "SHAREHOLDERS").

                                    RECITALS:

         A. Edac, Apex Acquisition Corporation, a Wisconsin corporation ("APEX ACQUISITION"), Seller and the Shareholders are parties to that certain Asset Purchase Agreement, dated as of May 13, 1998 (the "ASSET PURCHASE AGREEMENT"), providing for the purchase and sale of substantially all of the assets and liabilities of Seller.

         B. Prior to the closing of the transactions contemplated by the Asset Purchase Agreement (the "Closing"), Apex Acquisition assigned to Buyer all of its rights and obligations under the Asset Purchase Agreement.

         C. The Closing took place on June 30, 1998.

         D. Section 3.3 of the Asset Purchase Agreement generally provides that the Purchase Price for the Purchased Assets shall be adjusted upward or downward to the extent of any increase or decrease, respectively, in the Adjusted Net Asset Value of Seller as of the Closing Date from the Adjusted Net Asset Value of Seller as of November 30, 1997.

         E. The parties have reached an agreement concerning the nature and extent of the adjustments to the Purchase Price contemplated by Section 3.3 of the Asset Purchase Agreement.

         F. All capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings that have been ascribed to them in the Asset Purchase Agreement

         NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. PURCHASE PRICE ADJUSTMENT. Each of the undersigned parties to this Agreement hereby irrevocably agrees to the adjustments to the Purchase Price set forth on the adjustment sheet attached as EXHIBIT A hereto (the "ADJUSTMENT SHEET"). Without limiting the generality of the foregoing, each of the undersigned parties to this Agreement hereby irrevocably agrees that the net amount of the over-all adjustment to the Purchase Price (the "PURCHASE PRICE ADJUSTMENT") is a reduction in the aggregate amount of Two Hundred Sixty-Two Thousand Two Hundred Thirty-One Dollars ($262,231.00). Seller hereby agrees to pay the full amount of the Purchase Price Adjustment to Buyer within five business days of the date of this Agreement.

         2. NO FURTHER ADJUSTMENTS. The adjustments reflected on the Adjustment Sheet represent a negotiated settlement and constitute the parties' final agreement concerning the adjustments to the Purchase Price contemplated by
Section 3.3 of the Asset Purchase Agreement. Each of the undersigned parties hereby irrevocably waives any right it has, or may have at, law or in equity, to require any further adjustment to the Purchase Price; provided, however, that except as set forth in Section 3 hereof, nothing in this Agreement shall be deemed to impair or affect the right of any party to make a claim for indemnification under the applicable provisions of the Asset Purchase Agreement.

         3. INDEMNIFICATION OBLIGATIONS UNAFFECTED. None of the adjustments reflected on the Adjustment Sheet shall be deemed to constitute a breach or violation of any of the representations or warranties of Seller and/or the
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Shareholders set forth in the Asset Purchase Agreement. Accordingly, none of such adjustments shall be deemed to constitute a Loss for purposes of the indemnification obligations of Seller and/or the Shareholders set forth in
Article X of the Asset Purchase Agreement; nor shall any such adjustments be included in the calculation of Losses for purposes of Section 10.5 of the Asset Purchase Agreement. To the extent that the Adjustment Sheet refers to any specific adjustments that are being split or apportioned among the parties, each of the undersigned parties to this Agreement hereby irrevocably agrees that the total amount of any such adjustments (and not just the amount reflected on the Adjustment Sheet) shall not be deemed to constitute a Loss for purposes of the indemnification obligations of Seller and/or the Shareholders set forth in
Article X of the Asset Purchase Agreement; nor shall the total amount of any such adjustments be included in the calculation of Losses for purposes of
Section 10.5 of the Asset Purchase Agreement.

         4. PRONOUNS AND HEADINGS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural wherever the context and facts require such construction. The descriptive headings in the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

         5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to the conflict of laws provisions thereof.

         6. BINDING EFFECT; COMPLETE AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof.

         7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

              [Remainder of this page is intentionally left blank.]
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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                  EDAC TECHNOLOGIES CORPORATION


                                  By:    /s/ Edward J. McNerney
                                         ---------------------------------
                                         Name: Edward J. McNerney
                                         Title: President & CEO


                                  APEX MACHINE TOOL COMPANY, INC.


                                  By:    /s/ Edward McNerney
                                         ---------------------------------
                                         Name: Edward McNerney
                                         Title: CEO


                                  BIONDI TOOL COMPANY, INC.


                                  By:    /s/ Gerald S. Biondi
                                         ---------------------------------
                                         Name: Gerald S. Biondi
                                         Title: President


                                  /s/ Gerald S. Biondi
                                  ----------------------------------------
                                  Gerald S. Biondi


                                  /s/ James G. Biondi
                                  ----------------------------------------
                                  James G. Biondi


                                  /s/ Michael Biondi
                                  ----------------------------------------
                                  Michael Biondi

                                      -3-
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                                  APEX MACHINE
                               CLOSING ADJUSTMENT
                                      FINAL


Total assets per AA statements (net of cash and leasehold improve)          7,059,050
Total current liabilities per AA statements (net of grant income)           1,894,084
                                                                            ---------
Adjusted book value per AA                                                  5,164,966

Accounts receivable adjustment                                                 60,000
Accounts receivable insurance company                                          54,263
Inventory adjustment per Tom's calculation ($1,451,081)                       -22,212
Rework job treated inconsistently with November 30                              2,804
Design training hours treated inconsistently with November 30                  24,224
Design jobs #1239 treated inconsistently with November 30                       4,416
Design job canceled, but subsequently billed                                    2,964
Nypro completed /unbilled job omitted from inventory                            4,690
Correct depreciation calculation                                                9,843
50% of cost of software                                                       -79,613
Accounts payable cut-off                                                       11,718
Kistler invoice-credits not applied to balance                                  2,840
Accrued SUTA-not done at November 30                                           36,922
Unapplied cash account-amount duplicated                                        7,418
Adjust accrued vacation to be consistent with November 30                     141,842
50% legal fee for deferred grant income                                        -1,267
Bonuses & profit sharing                                                     -193,937
Depreciation after March 31                                                   133,916
Additional 1.5 months insurance reserve to be consistent with November 30      91,823
                                                                            ---------
                                                                            5,457,620
                                                                            ---------

Adjusted book value as of November 30                                       5,719,851
                                                                            ---------

Net difference                                                               -262,231
                                                                            ---------

REFLECTS ALL ADJUSTMENTS DISCUSSED AT MEETING OF SEPT 15